                              ______________, 2003

Board of Trustees
The UBS Funds
One North Wacker Drive
Chicago, Illinois 60606

Board of Directors
UBS Financial Sector Fund, Inc.
51 West 52nd Street
New York, New York 10019

               Re:  Agreement and Plan of Reorganization  (the "Agreement") made as of the ____ day of ______,  2003,  by and between The UBS
                    Funds, a statutory trust created under the laws of the State of Delaware (the "Trust"),  on behalf of its series, the UBS
                    U.S. Value Equity Fund (the "Acquiring  Fund"),  and the UBS
                    Financial Sector Fund Inc., a corporation  created under the laws of the State of Maryland (the "Acquired Fund")

Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"), which will  consist  of:  (i) the  acquisition  by the  Trust,  on behalf of the
Acquiring Fund, of substantially all of the property, assets and goodwill of the
Acquired Fund, in exchange solely for shares of beneficial interest,  $0.001 par value, of (a) Acquiring  Fund-Class A shares  ("Acquiring Fund Class A Shares"),
(b)  Acquiring  Fund-Class  B shares  ("Acquiring  Fund  Class B  Shares"),  (c)
Acquiring  Fund-Class  C  shares  ("Acquiring  Fund  Class C  Shares"),  and (d)
Acquiring Fund-Class Y shares ("Acquiring Fund Class Y Shares" and together with
Acquiring Fund Class A Shares,  Acquiring Fund Class B Shares and Acquiring Fund
Class C Shares,  the "Acquiring Fund Shares" which are voting  securities),  and the  assumption  by the Trust,  on behalf of the  Acquiring  Fund, of all of the liabilities of the Acquired Fund;  (ii) the  distribution  of (a) Acquiring Fund
Class A  Shares  to the  stockholders  of Class A shares  of the  Acquired  Fund
("Acquired  Fund  Class A  Shares"),  (b)  Acquiring  Fund Class B Shares to the
stockholders  of Class B shares of the  Acquired  Fund  ("Acquired  Fund Class B
Shares"),  (c)  Acquiring  Fund  Class C Shares to the  stockholders  of Class C shares of the Acquired Fund ("Acquired Fund Class C Shares"),  and (d) Acquiring
Fund Class Y Shares to the  stockholders  of Class Y shares of the Acquired Fund
("Acquired  Fund Class Y Shares" and together with Acquired Fund Class A Shares,
Acquired  Fund Class B Shares and Acquired  Fund Class C Shares,  the  "Acquired
Fund Shares"),  according to their respective  interests in complete liquidation of the Acquired Fund; and (iii) the  dissolution of the Acquired Fund as soon as practicable after the Closing of the Reorganization, all upon and subject to the terms and conditions of this Agreement.

     In  rendering  our  opinion,  we have  reviewed  and relied  upon:  (a) the
Agreement,  made as of the __ day of ____,  2003,  by and between the Trust,  on behalf of the Acquiring  Fund, and the Acquired  Fund;  (b) the proxy  materials provided to  shareholders  of the Acquired Fund in  connection  with the Special
Shareholders' Meeting of the Acquired Fund held on _________,  2003; (c) certain representations concerning the Reorganization made to us by the Trust, on behalf of the Acquiring Fund, and the Acquired Fund in a letter dated  _________,  2003
(the  "Representation  Letter");  (d) all other  documents,  financial and other reports and corporate  minutes we deemed relevant or  appropriate;  and (e) such statutes, regulations,  rulings and decisions as we deemed material in rendering this  opinion.  All terms used herein,  unless  otherwise  defined,  are used as defined in the Agreement.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the Closing of the  Reorganization,  satisfies,  and  immediately  following the
Closing,  the  Acquiring  Fund will  continue to satisfy,  the  requirements  of
Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  for qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance  with the  applicable  laws of the  State of  Delaware  and  State of
Maryland,  the terms of the Agreement and the  statements in the  Representation
Letter with regard to matters of fact, it is our opinion that:

     1. The acquisition by the Acquiring Fund of substantially all of the assets and the  assumption of the  liabilities  of the Acquired Fund as provided for in the Agreement in exchange solely for the Acquiring Fund Shares,  followed by the distribution  by the Acquired Fund to its  stockholders  of the  Acquiring  Fund
Shares  in  complete  liquidation  of  the  Acquired  Fund,  will  qualify  as a reorganization  within the  meaning of Section  368(a)(1)  of the Code,  and the
Acquired   Fund  and  the   Acquiring   Fund  each  will  be  a  "party  to  the
reorganization" within the meaning of Section 368(b) of the Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer  of  substantially  all of its  assets  to and  the  assumption  of the liabilities  by the Acquiring  Fund in exchange  solely for the  Acquiring  Fund
Shares pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt by it of  substantially  all of the assets to and the  assumption of the liabilities  of the  Acquired  Fund in exchange  solely for the  Acquiring  Fund
Shares pursuant to Section 1032(a) of the Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  stockholders  in  complete liquidation  of the Acquired  Fund (in pursuance of the  Agreement)  pursuant to
Section 361(c)(1) of the Code.

     5. The basis of the assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  stockholders  of the Acquired
Fund upon the  exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including fractional shares to which they may be entitled),  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  stockholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the stockholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset on the Closing of the Reorganization pursuant to Section
1223(1) of the Code.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.

     Our opinion is conditioned  upon the performance by the Trust, on behalf of the Acquiring Fund, and the Acquired Fund of their undertakings in the Agreement and the  Representation  Letter.  Our  opinion is  limited  to the  transactions incident to the Reorganization described herein, and no opinion is rendered with respect  to (i)  any  other  transaction  or (ii)  the  effect,  if any,  of the
Reorganization   (and/or  the  transactions   incident  thereto)  on  any  other
transaction  and/or the  effect,  if any, of any such other  transaction  on the
Reorganization.

     This opinion is being rendered to the Trust,  on behalf of its series,  the
Acquired Fund and the Acquiring  Fund, and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Acquired Fund on Form N-14, and any
amendments thereto, covering the registration of the shares of the Acquired Fund
under  the   Securities   Act  of  1933,  as  amended,   to  be  issued  in  the
Reorganization.

                               Very truly yours,

                               STRADLEY, RONON, STEVENS & YOUNG, LLP

                               By:
                                    --------------------------------------------
                                                          , a partner